Exhibit 10.32

Translated From Japanese

                  Call Center Business Service Agency Agreement

IA Partners KK (hereinafter referred to as A) and Customer Relation Telemarketing KK (hereinafter referred to as B) shall enter into service agency agreement regarding call center business (hereinafter referred to as this Agreement), which is internet communication service with using optical fiber offered by NTT East and NTT west (hereinafter referred to as NTT West East) based on "Partnership Basic Agreement" on 2007, May 21st (hereinafter referred to as Basic Agreement).

Article 1: Purpose

   The purpose of this Agreement is to make trusting relationship and develop business with each other with showing the details of service agency based on Basic Agreement.

Article 2: Service agreement

   1. The detail of service will be provided in attachment.

   2. A may change the details of service with a written notice under the discussion with A beforehand.

   3. Whenever any other matters, which are not written in the agreement, need to be discussed, both parties make decision under the discussion.

Article 3: Service Commission

   1. A shall pay B service commission (hereinafter referred to as the special commission) provided in attachment in consideration for service agreement.

   2. A shall make a deposit into the bank account selected by B using the site provided in attachment. A shall pay bank commission.

   3. A may instruct B articles above and details provided in this article by attachment.

Article 4: Performance

   1. B shall carry out assignments when B accept A's service mandate.

   2. In the event B commits illegal act or wrongdoing to perform customer acquisition, B shall return the special commission to A.

   3. In case A judges the details of the service by B is not adequate on social sense, A may cancel or change under the discussion, and B shall follow the A's decision.

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Article 5: Report

   1. B shall report A the progress of service. Also whenever B asked by A, B shall report it immediately.

Article 6: Exemption Clauses

   In case emergency, natural calamity, restrictions under law, a power failure and any other happening occur, B may terminate, discontinue service or change the term. However permission by A will be needed before or after the incident.

Article 7: Confidentiality

   Both parties (including present and past representative directors, directors, auditors, employees, part time workers) shall never disclose, during term or not of this Agreement, confidential information or any personal information for each party or customers related to this agreement to any third party.

Article 8: Cancellation Agreement

   Each party may terminate Agreement without any notice or procedure, if incidents below occur.

   1. When each party inflicts damage trust or reputation or tries not to listen to demand by the other party when there is possibility of damage.

   2. When each party assigns or provides a third party all or any part of the service, except being separated a business into a subsidiary, restructured.

   3. When each party is seized assets and put up for auction or tax closure.

   4. When each party files a petition in bankruptcy, a court-mandated bailout, or winding up petition.

   5. When Basic Agreement is terminated.

   6. Whenever wither party commits wrongdoing.

Article 9: Set-off

   In the event incidents on Article 8 occur, each party has the right to set-off against due to or from account regardless of maturity.

Article 10:

   B is liable for the illegal trouble caused due to B's fault under this service. In the event B inflicts damages to customers or any third party, or any ambiguities arise, or if it is possible, B shall report it A immediately and try to solve the trouble by themselves.

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Article 11: Term

   1. The term of this Agreement will be provided in attachment. Unless each party decides to terminate Agreement with 3 months written notice, Agreement will be continued another year.

   2. A can terminate Agreement anytime with 3 months written notice even during the term.

Article 12: Addition

   In the event any ambiguities arise in connection with the interpretation of any of the articles of the Agreement, or with any other provisions not stipulated in this Agreement, each party shall discuss and solve them in good faith. In case both parties agree with new articles, another written document shall be made.

Article 13: Damages

   In the event each party bleaches the Agreement and inflicts the other party or a third party damages, each party is liable for damages.

Article 14: Jurisdiction

   Tokyo summary courts or Tokyo districts courts are to have exclusive jurisdiction to settle any disputes which may arise out of this Agreement.

Each party shall affix a seal and sign to 2 copies of the Agreement and holds one each.

2007/5/21

A: IA Partners KK
Nishishinjuku Showa Bldg 11F, 1-13-12 Nishishinjuku, Shinjuku-ku, Tokyo Representative Director: /s/ Hideki Anan

B: Customer Relation Telemarketing KK
1-2-9 Sonezaki, Kita-ku, Osaka-city, Osaka-fu
Representative Director: /s/ Hiroshi Nishimoto

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